Exhibit (C)-(3)

CORPORATE FINANCE FINANCIAL ADVISORY SERVICES FINANCIAL RESTRUCTURING STRATEGIC CONSULTING HL.com China Nepstar Chain Drugstore Ltd. Presentation to the Special Committee March 16, 2016 Confidential

DRAFT Table of Contents Page Transaction Overview 2 Financial Analysis 9 Appendices 16 Additional Financial Data 17 Disclaimer 25 1 China Nepstar Chain Drugstore Ltd.

Transaction Overview

DRAFT Summary of Selected Transaction Terms 1 Parties to the Transaction (as defined below) China Nepstar Chain Drugstore Ltd . , a Cayman Islands corporation (“ Nepstar ” or the “Company ”) China Neptunus Drugstore Holding Ltd . , a British Virgin Islands corporation (“Parent”) Neptunus Global Limited, a Cayman Islands exempted company and wholly - owned subsidiary of Parent (“Merger Sub”) Transaction Structure Merger : Merger Sub shall be merged with and into the Company, with the Company surviving the Merger and becoming a direct wholly - owned subsidiary of Parent as a result of the Merger Form of Consideration Cash Only : Each ordinary share of the Company (a “Share” or, collectively, the “Shares”), other than the Excluded Shares shall be cancelled in exchange for the right to receive US $ 1 . 31 in cash per Share without interest (the “Per Share Merger Consideration”) . Each American Depositary Share, representing two Shares (an “ADS” or collectively, the “ADSs”), other than the ADSs representing the Excluded Shares, shall be cancelled in exchange for the right to receive an amount in cash equal to US $ 2 . 62 without interest (the “Per ADS Merger Consideration ”) Excluded Shares” means Cancelled Shares and Dissenting Shares Transaction Overview 3 Dissenting Shares” means Shares or ADSs owned by p ersons who have validly exercised rights to dissent from the Merger pursuant to the Cayman Companies Law Cancelled Shares” means each Share ( i ) held by the Company’s direct or indirectly wholly owned subsidiaries, or (ii) beneficially owned by Parent, Merger Sub or their affiliates, or (iii) beneficially owned by the Company or held by the Company as treasury shares Certain Closing Conditions Vote requirement : affirmative vote of shareholders representing two - thirds or more of the Shares present and voting in person or by proxy Company Termination Fee US $ 2 . 5 million Parent Termination Fee US $ 5 . 0 million Financing Parent has delivered to the Company a copy of an executed debt commitment letter from PingAn Bank Co . , LTD . (the “Lender”) to Parent (the “Debt Commitment letter”), pursuant to which the Lender has committed to provide up to US $ 55 . 1 million in a term loan facility Source: Draft dated March 8, 2016 of the Agreement and Plan of Merger Dates among China Neptunus Drugstore Holding LTD., Neptunus Global Limited and Nepstar Chain Drugstore LTD. (the “Agreement”) Note: 1. This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Transaction; this summary is qualified by the terms and conditions of the Agreement.

DRAFT ADS H older Structure Transaction Overview 4 Ownership Structure (ADS H older Detail) 1 Ownership Structure Buyer Group, 79.5% Unaffiliated ADS Holders , 20.5% Source: Capital IQ, Company filings and Company management Note: 1. Ownership Structure as of 3/11/2016 2. Ordinary shares held through Parent Buyer Group ADS Holder ADS Held Ownership % Zhang Simin (Chairman) 2 78,500,000 79.5% Total Buyer Group Ownership 78,500,000 79.5% Unaffiliated ADS Holders ADS Held Ownership % E Fund Management 1,000,000 1.0% Renaissance Technologies Corp 792,400 0.8% Visium Asset Management 165,969 0.2% Wellington Management Group LLP 51,580 0.1% Deutsche Bank AG 50,940 0.1% Pharma/Whealth Mgmt Co Sa 50,940 0.1% California Public Employee's Retirement 46,200 0.0% Morgan Stanley Capital Services 44,621 0.0% Advisors Asset Management Inc 42,253 0.0% Wells Fargo Advisors LLC 34,801 0.0% Susquehanna International Group 30,619 0.0% Citadel Advisors LLC 24,977 0.0% Other ADS Holders 17,888,170 18.1% Total ADS Outstanding 98,723,470 100.0%

Transaction Overview

Transaction Value Overview

Summary of Proposed Transaction Value

(dollars and ADS in millions, except per ADS values)

Security	ADS Outstanding[1]	Per ADS Transaction Consideration[2]	
ADS	98.7	$2.62	
Implied Values			
Implied Common Equity			**$258.7**
Adjustments:			
less: Cash and Cash Equivalents[3]			(52.1)
less: Non-operating assets[4]			(1.9)
Implied Enterprise Value			**$204.6**

Implied Transaction Multiples	**Implied**
EBITDA	**Multiple**
FYE 2015	12.9x
NFY 2016E	10.6x
NFY+1 2017E	9.3x

Implied Premiums to Historical ADS Trading Prices

Trading Period Prior to Announcement on 7/6/2015	Closing ADS Price	Implied Premium of Per ADS Transaction Consideration over Average Closing ADS Price
1-Day	$2.20	19.1%
5-Day Average	$2.36	11.1%
10-Day Average	$2.51	4.4%
1-Month Average	$2.66	-1.5%
3-Month Average	$2.60	0.7%
6-Month Average	$2.09	25.3%
1-Year Average	$2.03	29.0%
52-Week High (4/24/2015)	$3.18	-17.6%
52-Week Low (12/9/2014)	$1.33	97.0%
IPO Price (11/9/2007)	$16.20	-83.8%

Source: Company filings; FYE per unaudited financial statement, NFY and NFY+1 financials per Company management

Notes:

1. *Based on 98,723,470 outstanding ADS as of 3/11/2016, per Bloomberg*
2. *The Company received an offer by the Company's chairman on 7/6/2015 at $2.60 per ADS for all the outstanding ADSs of the Company. On 03/14/2016, the offer was revised to $2.62 per ADS*
3. *Cash and cash equivalents and short-term investment are based on unaudited financial statements as of 12/31/2015*
4. *Represents cost method investments whose dividends are not included in EBITDA. Company management believes book value approximates fair value.*

FYE refers to fiscal year end, NFY refers to next fiscal year, NFY+1 refers to the year after next fiscal year

E refers to Estimated

DRAFT

HOULIHAN LOKEY | 5

DRAFT 0.0 200.0 400.0 600.0 800.0 1,000.0 1,200.0 1,400.0 1,600.0 1,800.0 2,000.0 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 Daily Volume (000s) Closing Stock Price (US $) Daily Volume Closing ADS Price ADS Trading History Transaction Overview 6 1 - Week Avg. Daily Volume 311,960 1 - Month Avg. Daily Volume 188,080 3 - Month Avg. Daily Volume 261,880 6 - Month Avg. Daily Volume 162,440 52 Week High (4/24/2015) $3.30 52 Week Low (3/09/2015) $1.51 All Time High (11/14/2007) $21.25 All Time Low (12/9/2014) $1.31 ADS Price & Volume History for Last 3 Years Proposed Per ADS Transaction Consideration of $2.62 Price & Volume Statistics (Trading Period P rior to Announcement on 7/6/2015) Source: Capital IQ, Company filings, public information 1. Based on intraday ADS prices 12/30/2014 Company announced $5 million buyback plan 4/23/2015 20 - F filed, updated share buyback plan 7/6/2015 Company chairman Simin Zhang submitted proposal to take the company private. 2/21/2014 Formed partnership with Alipay 12/18/2013 Dividend paid of $0.32 per ADS 1 1 3/14/2015 Company chairman Simin Zhang revised take private proposal to purchase outstanding ADS at $2.62 per ADS

DRAFT 50% 100% 150% 200% 250% 300% 350% Nepstar S&P 500 Index China Listed Retail Pharmacies US Listed Retail Pharmacies Relative ADS and Share Performance Transaction Overview 7 Indexed ADS and Share Price Performance for Last 3 Years US Listed Retail Pharmacies 2 : +95.2% China Listed Retail Pharmacies 1 : +56.2% Nepstar : +42.1% S&P 500 Index: +30.3% Source: Capital IQ Notes: 1. China Listed Retail Pharmacies Include: Yifeng Pharmacy Chain Co., Ltd, Sinopharm Group Co., Ltd., Beijing Tongrentang Co., Ltd, Laobaixing Pharmacy Chain Joint Stock Company, Universal Health International Group Holding Limited, Shanghai No 1 Pharmacy Co., Zhongzhi Pharmaceutical Holdings Limited and Yunnan Hongxiang Yixintang Pharmaceutical Col, Ltd. 2. US Listed Retail Pharmacies Include: China Jo - Jo Drugstores, Inc., Walgreens Boots Alliance, Inc., and CVS Health Corporation

DRAFT Relative ADS and Share Performance Transaction Overview 8 Indexed ADS and Share Price Performance Since A nnouncement D ate (7/6/2015) Nepstar : 13.1% S&P 500 Index: - 2.3% US Listed Retail Pharmacies 2 : - 5.2% China Listed Retail Pharmacies 1 : - 31.9% Source: Capital IQ Notes: 1. China Listed Retail Pharmacies Include: Yifeng Pharmacy Chain Co., Ltd, Sinopharm Group Co., Ltd., Beijing Tongrentang Co., Ltd, Laobaixing Pharmacy Chain Joint Stock Company, Universal Health International Group Holding Limited, Shanghai No 1 Pharmacy Co., Zhongzhi Pharmaceutical Holdings Limited and Yunnan Hongxiang Yixintang Pharmaceutical Col, Ltd. 2. US Listed Retail Pharmacies Include: China Jo - Jo Drugstores, Inc., Walgreens Boots Alliance, Inc., and CVS Health Corporation 50% 60% 70% 80% 90% 100% 110% 120% 130% Nepstar S&P 500 Index China Listed Retail Pharmacies US Listed Retail Pharmacies

Financial Analysis

DRAFT Implied Per ADS Reference Range Selected Companies Analysis Selected Companies Analysis Selected Companies Analysis Selected Transactions Analysis Discounted Cash Flow Analysis 10.0x - 12.0x 8.0x - 10.0x 7.0x - 9.0x 11.0x - 13.0x Discount Rate FYE 2015 EBITDA NFY 2016E EBITDA NFY+1 2017E EBITDA FYE 2015 EBITDA 12.5% - 15.0% Terminal Multiple 8.0x - 10.0x EBITDA $2.15 $2.12 $2.10 $2.31 $2.17 $2.47 $2.51 $2.55 $2.71 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 $2.63 Financial Analyses S ummary Financial Analysis 10 Notes: No particular weight was attributed to any individual analysis 1 . Based on 98 , 723 , 470 outstanding ADS as of 3 / 11 / 16 , per Bloomberg FYE refers to fiscal year end NFY refers to the next fiscal year for which financial information has not been made public NFY +1 refers to the year after next fiscal year Proposed Per ADS Merger Consideration of $2.62 (US$ P er ADS) Implied Per ADS Equity Value Reference Range 1

DRAFT Financial Analyses Summary (cont.) Financial Analysis 11 Source : Financial items are based on Nepstar’s public filings ; NFY and NFY+ 1 revenue and EBITDA based on Company management projections Note : 1 . Based on 98 , 723 , 470 outstanding ADS as of 2 / 22 / 16 , per Bloomberg FYE refers to fiscal year end NFY refers to the next fiscal year for which financial information has not been made public NFY +1 refers to the year after next fiscal year (ADS outstanding and dollars in millions, except ADS share values) Selected Companies Selected Companies Selected Companies Selected Transactions Discounted Cash Flow Analysis Analysis Analysis Analysis Analysis FYE 2015 NFY 2016E NFY+1 2017E FYE 2015 EBITDA EBITDA EBITDA EBITDA Corresponding Base Amount $15.8 $19.4 $22.0 $15.8 Selected Multiples Range 10.0x -- 12.0x 8.0x -- 10.0x 7.0x -- 9.0x 11.0x -- 13.0x Implied Enterprise Value Reference Range $158.1 -- $189.7 $155.0 -- $193.8 $153.7 -- $197.6 $173.9 -- $205.5 $160.2 -- $213.4 Cash and Cash Equivalents as of 12/31/15 $52.1 -- $52.1 $52.1 -- $52.1 $52.1 -- $52.1 $52.1 -- $52.1 $52.1 -- $52.1 Non-operating assets as of 12/31/15 $1.9 -- $1.9 $1.9 -- $1.9 $1.9 -- $1.9 $1.9 -- $1.9 $1.9 -- $1.9 Implied Total Enterprise Value Reference Range $212.1 -- $243.8 $209.1 -- $247.9 $207.8 -- $251.7 $227.9 -- $259.6 $214.3 -- $267.5 Implied Total Equity Value Reference Range $212.1 -- $243.8 $209.1 -- $247.9 $207.8 -- $251.7 $227.9 -- $259.6 $214.3 -- $267.5 ADS Outstanding 1 98.7 -- 98.7 98.7 -- 98.7 98.7 -- 98.7 98.7 -- 98.7 98.7 -- 98.7 Implied Per ADS Reference Range $2.15 -- $2.47 $2.12 -- $2.51 $2.10 -- $2.55 $2.31 -- $2.63 $2.17 -- $2.71

DRAFT Selected Historical and Projected Financial Information Financial Analysis 12 Source: Public filings, Capital IQ, Company management Notes: 1. CAGR refers to Compound Annual Growth Rate, 5 - year CAGR for RMB denominated Revenue, EBITDA and EBIT projections are 8.0%, 16.0% and 19.6%, respectively 2. 2015 figures are based on unaudited financial statements RMB - denominated projections converted into U.S. dollars using forward exchange rates with mid year adjustment EBITDA refers to Earnings Before Interest, Taxes, Depreciation & Amortization, adjusted for certain non - recurring items EBIT refers to Earnings Before Interest and Taxes, adjusted for certain non - recurring items E refers to Estimated (dollars in millions) Fiscal Year Ended December 31, Projected Fiscal Year Ending December 31, CAGR 1 2013 2014 2015 2 2016E 2017E 2018E 2019E 2020E 2015 to 2020E Revenues, Net $445.8 $476.2 $498.7 $532.0 $565.5 $611.7 $662.1 $716.8 7.5% Growth % 9.0% 6.8% 4.7% 6.7% 6.3% 8.2% 8.2% 8.3% Cost of Sales (Goods Sold) (251.2) (277.8) (291.9) (311.0) (330.2) (356.6) (385.4) (416.6) Gross Profit $194.6 $198.4 $206.8 $221.0 $235.4 $255.1 $276.7 $300.2 Margin % 43.7% 41.7% 41.5% 41.5% 41.6% 41.7% 41.8% 41.9% Sales, Marketing & Other Operating Expenses (169.6) (177.0) (179.9) (190.1) (201.3) (216.6) (232.8) (247.7) General & Administrative Expenses (20.1) (20.2) (17.6) (19.6) (21.9) (24.8) (27.8) (30.2) Depreciation & Amortization 6.1 5.9 6.5 8.2 9.8 11.5 12.4 10.1 EBITDA $11.0 $7.0 $15.8 $19.4 $22.0 $25.2 $28.6 $32.4 15.4% Margin % 2.5% 1.5% 3.2% 3.6% 3.9% 4.1% 4.3% 4.5% Growth % -30.1% -36.1% 124.7% 22.6% 13.3% 14.6% 13.7% 13.2% Depreciation & Amortization (6.1) (5.9) (6.5) (8.2) (9.8) (11.5) (12.4) (10.1) EBIT $4.9 $1.1 $9.3 $11.2 $12.2 $13.7 $16.2 $22.3 19.0% Margin % 1.1% 0.2% 1.9% 2.1% 2.2% 2.2% 2.4% 3.1%

Financial Analysis

Selected Companies Trading Statistics

(dollars, ADS and shares in millions, except per share or per ADS values)

Company	Ticker	Price 3/11/2016 ($USD)	Eq. Market Value[1] ($USD)	Enterprise Value[2] ($USD)	EV / Revenue LTM	EV / Revenue NFY	EV / Revenue NFY+1	EV / EBITDA LTM	EV / EBITDA NFY	EV / EBITDA NFY+1
Selected U.S Listed Firms										
China Jo-Jo Drugstores, Inc.	NasdaqCM:CJJD	$1.61	$28	$42	0.47x	NA	NA	8.3x	NA	NA
Walgreens Boots Alliance, Inc.	NasdaqGS:WBA	81.41	89,746	101,865	0.90x	0.85x	0.80x	13.2x	11.6x	10.3x
CVS Health Corporation	NYSE:CVS	100.36	113,608	138,571	0.90x	0.78x	0.71x	11.5x	10.5x	9.8x
Mean			$67,794	$80,159	0.76x	0.81x	0.76x	11.0x	11.1x	10.1x
Median			$89,746	$101,865	0.90x	0.81x	0.76x	11.5x	11.1x	10.1x
High			$113,608	$138,571	0.90x	0.85x	0.80x	13.2x	11.6x	10.3x
Low			$28	$42	0.47x	0.78x	0.71x	8.3x	10.5x	9.8x
Selected Hong Kong Listed Firms										
Sinopharm Group Co.,Ltd.	SEHK:1099	$4.03	$10,413	$11,929	0.41x	0.40x	0.35x	9.7x	9.2x	8.0x
Universal Health International Group Holding Limited	SEHK:2211	0.13	253	73	0.12x	0.11x	0.09x	0.8x	0.7x	0.6x
Zhongzhi Pharmaceutical Holdings Limited	SEHK:3737	0.28	171	169	2.00x	1.84x	1.55x	9.2x	7.7x	6.2x
Mean			$3,612	$4,057	0.85x	0.78x	0.67x	6.5x	5.9x	4.9x
Median			$253	$169	0.41x	0.40x	0.35x	9.2x	7.7x	6.2x
High			$10,413	$11,929	2.00x	1.84x	1.55x	9.7x	9.2x	8.0x
Low			$171	$73	0.12x	0.11x	0.09x	0.8x	0.7x	0.6x
Selected China Listed Firms										
* Yifeng Pharmacy Chain Co., Ltd.	SHSE:603939	$3.96	$633	$548	1.25x	1.08x	0.84x	14.4x	10.0x	8.3x
Beijing Tongrentang Co., Ltd	SHSE:600085	4.23	5,544	5,416	3.39x	3.16x	2.75x	19.4x	19.1x	16.4x
* Laobaixing Pharmacy Chain Joint Stock Company	SHSE:603883	6.32	1,688	1,556	2.33x	2.10x	1.76x	28.4x	19.9x	16.4x
Shanghai No.1 Pharmacy Co., Ltd.	SHSE:600833	2.13	475	447	1.95x	NA	NA	55.2x	NA	NA
* Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd.	SZSE:002727	5.71	1,487	1,417	1.73x	1.30x	1.06x	21.4x	14.1x	NA
Mean			$1,965	$1,877	2.13x	1.91x	1.60x	27.8x	15.8x	13.7x
Median			$1,487	$1,417	1.95x	1.70x	1.41x	21.4x	16.6x	16.4x
High			$5,544	$5,416	3.39x	3.16x	2.75x	55.2x	19.9x	16.4x
Low			$475	$447	1.25x	1.08x	0.84x	14.4x	10.0x	8.3x
Overall										
Mean			$20,368	$23,821	1.41x	1.29x	1.10x	17.4x	11.4x	9.5x
Median			$1,487	$1,417	1.25x	1.08x	0.84x	13.2x	10.5x	9.0x
High			$113,608	$138,571	3.39x	3.16x	2.75x	55.2x	19.9x	16.4x
Low			$28	$42	0.12x	0.11x	0.09x	0.8x	0.7x	0.6x
Current										
China Nepstar Chain Drugstore Ltd.	NYSE:NPD	$2.33	$230	$177	0.36x	0.33x	0.31x	11.8x	9.1x	8.0x
Offer										
China Nepstar Chain Drugstore Ltd.	NYSE:NPD	$2.62	$259	$205	0.41x	0.38x	0.36x	12.9x	10.6x	9.3x

Sources: Capital IQ, Company public filings, analyst reports
No company used in this analysis for comparative purposes is identical to the Company
Notes:
** Companies with shares of their stock halted within the past year but have currently resumed trading*
*1. Equity Market Value refers to share price * (common ADS or shares outstanding + options and warrants per the treasury stock method)*
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment
LTM refers to the most recently completed twelve month period for which financial information has been made public
NFY refers to next fiscal year; NFY+1 refers to the year after next fiscal year; NA refers to not available figure

DRAFT

HOULIHAN LOKEY | 13

Financial Analysis

Selected Transactions Statistics

Announcement		Target			Implied				
					Equity	Enterprise	EV / LTM		LTM
Date	Target Company	Country	Bidder Company	% of stake	Value	Value	Revenue	EBITDA	EBITDA %
03/02/2016	Rexall Pharma Plus Ltd.	Canada	McKesson Canada Corporation	100.0%	$2,228.5	$2,228.5	NA	NA	NA
11/19/2015	Lanzhou Huirentang Pharmacy Chain	China	Laobaixing Pharmacy Chain	65.0%	NA	84.0	1.48x	NA	NA
10/27/2015	Rite Aid Corporation	United States	Walgreens Boots Alliance, Inc.	100.0%	9,505.1	17,047.5	0.58x	12.7x	4.5%
10/19/2015	Beijing Jingwei Yuanhua Medicine Technology Co.,	China	Renhe Pharmacy Co., Ltd	60.0%	77.8	77.8	1.01x	NA	NA
04/16/2015 *	Chongqing Tong Jun Ge Co., Ltd.	China	China Energy Conservation and Environmental Protection Group; Bangxin Asset Management Co.,	20.0%	633.7	605.7	0.78x	26.9x	2.9%
04/16/2015	Chongqing Tong Jun Ge Co., Ltd.	China	CECEP Solar Energy Technology Co., Ltd.	100.0%	NA	NA	NA	NA	NA
02/19/2015	Shokando co.,ltd.	Japan	Sogo Medical Co., Ltd.	100.0%	19.9	19.9	NA	NA	NA
12/10/2014	Shanghai For Me Yixing Pharmacy Chain-Store	China	Sinopharm Holding GuoDa Drug Store Co., Ltd.	92.0%	26.3	26.3	NA	NA	NA
11/12/2014	Apotek Hjärtat AB	Sweden	ICA Gruppen AB	100.0%	768.7	768.7	NA	NA	NA
10/22/2014	Takiya Co., Ltd.	Japan	Welcia Holdings Co., Ltd.	100.0%	29.7	29.7	NA	NA	NA
10/22/2014	Shimizu Yakuhin Co., Ltd.	Japan	Welcia Holdings Co., Ltd.	100.0%	15.3	15.3	NA	NA	NA
09/10/2014	Heron Cross Pharmacy Ltd	United Kingdom	Looking After You Ltd.	100.0%	NA	NA	NA	NA	NA
07/18/2014	Bestway National Chemists Ltd.	United Kingdom	Bestway (Holdings) Limited	100.0%	NA	1,058.3	0.82x	NA	NA
07/14/2014	Navarro Discount Pharmacy, LLC	United States	CVS Caremark Corporation	100.0%	NA	NA	NA	NA	NA
07/03/2014	MedPro Rx, Inc.	United States	Diplomat Pharmacy, Inc.	100.0%	63.5	75.0	0.92x	NA	NA
05/06/2014	Farmacias Ahumada S.A.	Chile	Alliance Boots Chile SPA	100.0%	635.6	747.2	0.48x	11.4x	4.2%
11/21/2013	HEARTY WANTS Co.,Ltd.	Japan	Tsuruha Holdings Inc.	56.0%	178.7	178.7	0.35x	NA	NA
11/14/2013	Shimeno Yakkyoku, K.K.	Japan	Matsumotokiyoshi Holdings Co., Ltd.	100.0%	55.1	55.1	0.32x	NA	NA
10/23/2013	Yokohama Pharmacy, K.K.	Japan	Cawachi Limited	100.0%	41.3	41.3	NA	NA	NA
09/27/2013	Total Medical Service Co., Ltd.	Japan	Pharmaholdings Co., Ltd.	100.0%	48.3	57.8	0.54x	7.7x	7.1%
09/09/2013	EDC Drug Stores, Inc., 76 Retail Drugstores, Distribution Center and Pharmacy Business	United States	Walgreen Co. (nka:Walgreens Boots Alliance, Inc.)	100.0%	173.0	173.0	0.45x	NA	NA
08/08/2013	Mediq Polska Sp. z o.o.	Poland	Penta Holding Limited; Penta Investments Limited	100.0%	93.7	93.7	NA	NA	NA
07/15/2013	Shoppers Drug Mart Corporation	Canada	Loblaw Companies Limited	100.0%	11,818.6	13,117.5	1.21x	11.6x	10.4%
04/12/2013	Vårdapoteket i Norden AB	Sweden	Apotek Hjärtat AB	100.0%	94.3	94.3	0.32x	NA	NA
04/08/2013	Medstop Group Holding AB	Sweden	Orion Holding Sverige AB	100.0%	106.6	228.9	0.64x	15.2x	4.2%
03/15/2013	Alfarm Co., Ltd.	Japan	Qol Co., Ltd.	100.0%	42.0	42.0	NA	NA	NA
01/09/2013	OST japan Group Inc.	Japan	Fuji Yakuhin Co., Ltd.	100.0%	16.1	16.9	0.29x	4.4x	6.7%
11/28/2012	Stephen L. LaFrance Pharmacy, Inc.	United States	L&R Distributors, Inc.	100.0%	NA	NA	NA	NA	NA
09/14/2012	Moris Retail Co., Ltd.	Japan	Matsumotokiyoshi Holdings Co., Ltd.	100.0%	NA	NA	NA	NA	NA
07/05/2012	Stephen L. LaFrance Pharmacy, Inc.	United States	Walgreen Co. (nka:Walgreens Boots Alliance, Inc.)	100.0%	438.0	438.0	0.53x	NA	NA
						High	1.48x	15.2x	10.4%
						Low	0.29x	4.4x	4.2%
						Mean	0.66x	10.5x	6.2%
						Median	0.54x	11.5x	5.6%
07/06/2015	China Nepstar Chain Drugstore Ltd.	China	Simin Zhang	20.5%	$256.7	$202.6	0.41x	12.8x	3.2%

No company used in this analysis for comparative purposes is identical to Nepstar
Source: Capital IQ, Mergermarket
** Transaction not included in High, Low, Mean, Median calculation*
Based on reported metric for the most recent LTM period prior to the announcement of the transaction
NA refers to not available figure
Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of announcement

DRAFT

HOULIHAN LOKEY | 14

DRAFT Source : Based on projections provided by Company management Notes : 1 . Present values as of 3 / 11 / 2016 2 . Represents a 9 . 5 month stub period with valuation date as of 3 / 11 / 2016 3 . Tax rate of 25 % provided by Company management 4 . Implied from corresponding discount rate and 2020 E EBITDA multiple 5 . Represents cash and cash equivalent of $ 52 . 1 million and $ 1 . 9 million of non - operating assets 6 . Based on 98 , 723 , 470 outstanding ADS as of 3 / 11 / 2016 , per Bloomberg Discounted Cash Flow Analysis 1 Financial Analysis 15 (dollars in millions, except per ADS values) Projected FYE December 31, 2016E 2 2017E 2018E 2019E 2020E Revenues, Net $430.0 $565.5 $611.7 $662.1 $716.8 Growth % 6.7% 6.3% 8.2% 8.2% 8.3% Cost of Sales (Goods Sold) (251.4) (330.2) (356.6) (385.4) (416.6) General & Administrative Expenses (15.8) (21.9) (24.8) (27.8) (30.2) Sales, Marketing & Other Operating Expenses (153.7) (201.3) (216.6) (232.8) (247.7) Depreciation & Amortization 6.6 9.8 11.5 12.4 10.1 EBITDA $15.7 $22.0 $25.2 $28.6 $32.4 Margin % 3.6% 3.9% 4.1% 4.3% 4.5% Implied Perpetual PV of Terminal Value DCF Assumptions Depreciation & Amortization (6.6) (9.8) (11.5) (12.4) (10.1) Growth Rate 4 as a % of Enterprise Value EBIT $9.1 $12.2 $13.7 $16.2 $22.3 Discount Rate 8.0x 9.0x 10.0x 8.0x 9.0x 10.0x Taxes 3 (2.3) (3.0) (3.4) (4.0) (5.6) 12.50% 7.2% 7.8% 8.3% 83.3% 84.9% 86.2% Unlevered Earnings $6.8 $9.1 $10.2 $12.1 $16.7 13.13% 7.8% 8.4% 8.8% 83.2% 84.7% 86.1% Depreciation & Amortization 6.6 9.8 11.5 12.4 10.1 13.75% 8.4% 9.0% 9.4% 83.0% 84.6% 85.9% Capital Expenditures (7.7) (9.2) (9.2) (9.2) (9.3) 14.38% 9.0% 9.6% 10.0% 82.8% 84.4% 85.8% Change in Net Working Capital (2.6) (3.1) (4.3) (4.7) (5.4) 15.00% 9.6% 10.1% 10.6% 82.7% 84.3% 85.6% Unlevered Free Cash Flows $3.0 $6.6 $8.2 $10.7 $12.2 Present Value PV of Terminal Value of Cash Flows as a Multiple of Implied Enterprise Value Implied Total Equity Value Implied Equity Value Per Share 6 Discount Rate (2016 - 2020) 2020 EBITDA 8.0x 9.0x 10.0x 8.0x 9.0x 10.0x 8.0x 9.0x 10.0x 8.0x 9.0x 10.0x 12.50% $29.5 $147.2 $165.6 $184.0 $176.6 $195.0 $213.4 ($54.1) $230.7 $249.1 $267.5 $2.34 $2.52 $2.71 13.13% $29.0 $143.3 $161.2 $179.1 $172.3 $190.2 $208.2 ($54.1) $226.4 $244.3 $262.2 $2.29 $2.47 $2.66 13.75% $28.6 + $139.6 $157.0 $174.4 = $168.2 $185.6 $203.0 - ($54.1) = $222.2 $239.7 $257.1 = $2.25 $2.43 $2.60 14.38% $28.2 $135.9 $152.9 $169.9 $164.1 $181.1 $198.1 ($54.1) $218.2 $235.2 $252.2 $2.21 $2.38 $2.55 15.00% $27.8 $132.4 $149.0 $165.5 $160.2 $176.8 $193.3 ($54.1) $214.3 $230.8 $247.4 $2.17 $2.34 $2.51 Net Debt 5

Appendices

Appendices Additional Financial Data

DRAFT Benchmarking Analysis 1 Additional Financial Data 18 Source: Public filings, Capital IQ, Company management Notes: 1. No company shown for comparative purposes is identical to the Company 2. Based on public trading prices of common stock LTM refers to the most recently completed twelve month period for which financial information has been made public NMF refers to no meaningful figure (dollars in millions) Profitability Projected Growth (Revenue per Store) (2-Fiscal Year Revenue) Name Value Walgreens Boots Alliance, Inc. $24.758 CVS Health Corporation $18.803 Sinopharm Group Co.,Ltd. $11.555 Beijing Tongrentang Co., Ltd $7.847 China Jo-Jo Drugstores, Inc. $4.090 Universal Health International Group Holding Limited $1.648 Yifeng Pharmacy Chain Co., Ltd. $0.882 Laobaixing Pharmacy Chain Joint Stock Company $0.676 Zhongzhi Pharmaceutical Holdings Limited $0.495 Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. $0.263 China Nepstar Chain Drugstore Ltd. $0.249 Shanghai No.1 Pharmacy Co., Ltd. $0.067 Size Profitability (Store Count) (Revenue per Store) Name Value Walgreens Boots Alliance, Inc. 20,928 CVS Health Corporation 7,935 Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 3,403 Sinopharm Group Co.,Ltd. 2,932 China Nepstar Chain Drugstore Ltd. 2,000 Laobaixing Pharmacy Chain Joint Stock Company 1,288 Yifeng Pharmacy Chain Co., Ltd. 973 Universal Health International Group Holding Limited 953 Beijing Tongrentang Co., Ltd 450 Zhongzhi Pharmaceutical Holdings Limited 201 China Jo-Jo Drugstores, Inc. 59 Shanghai No.1 Pharmacy Co., Ltd. 21 Size Size 2 Historical Growth (LTM Revenue) (Enterprise Value as of 3/11/16) (2-Fiscal Year Revenue) Name Value Name Value CVS Health Corporation $153,290.0 CVS Health Corporation $138,570.5 Walgreens Boots Alliance, Inc. $112,923.0 Walgreens Boots Alliance, Inc. $101,865.4 Sinopharm Group Co.,Ltd. $34,353.4 Sinopharm Group Co.,Ltd. $11,929.3 Beijing Tongrentang Co., Ltd $1,599.3 Beijing Tongrentang Co., Ltd $5,416.2 Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. $819.3 Laobaixing Pharmacy Chain Joint Stock Company $1,556.5 Universal Health International Group Holding Limited $751.9 Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. $1,416.6 Laobaixing Pharmacy Chain Joint Stock Company $666.9 Yifeng Pharmacy Chain Co., Ltd. $547.9 China Nepstar Chain Drugstore Ltd. $498.7 Shanghai No.1 Pharmacy Co., Ltd. $447.0 Yifeng Pharmacy Chain Co., Ltd. $438.1 China Nepstar Chain Drugstore Ltd. $176.8 Shanghai No.1 Pharmacy Co., Ltd. $229.6 Zhongzhi Pharmaceutical Holdings Limited $169.2 Zhongzhi Pharmaceutical Holdings Limited $100.8 Universal Health International Group Holding Limited $73.5 China Jo-Jo Drugstores, Inc. $89.3 China Jo-Jo Drugstores, Inc. $42.3 Historical Growth Historical Growth Projected Growth (2-Fiscal Year Revenue) (1-Fiscal Year Revenue) (1-Fiscal Year Revenue) Name Value Name Value Universal Health International Group Holding Limited 36.8% Walgreens Boots Alliance, Inc. 35.4% Yifeng Pharmacy Chain Co., Ltd. 25.6% Universal Health International Group Holding Limited 31.1% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 22.5% Yifeng Pharmacy Chain Co., Ltd. 27.6% Sinopharm Group Co.,Ltd. 21.1% Zhongzhi Pharmaceutical Holdings Limited 23.4% Zhongzhi Pharmaceutical Holdings Limited 20.5% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 20.2% Walgreens Boots Alliance, Inc. 19.7% Sinopharm Group Co.,Ltd. 19.9% Laobaixing Pharmacy Chain Joint Stock Company 17.8% Laobaixing Pharmacy Chain Joint Stock Company 18.7% Beijing Tongrentang Co., Ltd 13.5% China Jo-Jo Drugstores, Inc. 16.2% CVS Health Corporation 10.0% Beijing Tongrentang Co., Ltd 11.1% China Nepstar Chain Drugstore Ltd. 5.8% CVS Health Corporation 10.0% Shanghai No.1 Pharmacy Co., Ltd. 2.1% Shanghai No.1 Pharmacy Co., Ltd. 4.9% China Jo-Jo Drugstores, Inc. -7.3% China Nepstar Chain Drugstore Ltd. 4.7%

DRAFT Benchmarking Analysis 1 (cont’d) Additional Financial Data 19 Source: Public filings, Capital IQ, Company management 1. No company shown for comparative purposes is identical to the Company NA refers to not available NMF refers to no meaningful figure Historical Growth Historical Growth Projected Growth Projected Growth (2-Fiscal Year Adjusted EBITDA) (1-Fiscal Year Adjusted EBITDA) (1-Fiscal Year Adjusted EBITDA) (5-Fiscal Year Adjusted EPS) Name Value Name Value Name Value Zhongzhi Pharmaceutical Holdings Limited 78.9% China Nepstar Chain Drugstore Ltd. 124.7% Laobaixing Pharmacy Chain Joint Stock Company 53.3% Universal Health International Group Holding Limited 50.2% Zhongzhi Pharmaceutical Holdings Limited 124.7% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 52.2% Yifeng Pharmacy Chain Co., Ltd. 26.4% Walgreens Boots Alliance, Inc. 32.6% Yifeng Pharmacy Chain Co., Ltd. 44.0% Sinopharm Group Co.,Ltd. 26.3% Universal Health International Group Holding Limited 30.2% Zhongzhi Pharmaceutical Holdings Limited 39.8% Laobaixing Pharmacy Chain Joint Stock Company 21.1% Sinopharm Group Co.,Ltd. 28.5% Walgreens Boots Alliance, Inc. 25.8% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 20.0% Laobaixing Pharmacy Chain Joint Stock Company 22.2% China Nepstar Chain Drugstore Ltd. 22.6% China Nepstar Chain Drugstore Ltd. 19.8% Yifeng Pharmacy Chain Co., Ltd. 19.0% Sinopharm Group Co.,Ltd. 16.8% Walgreens Boots Alliance, Inc. 18.9% Beijing Tongrentang Co., Ltd 15.7% Beijing Tongrentang Co., Ltd 14.1% Beijing Tongrentang Co., Ltd 18.4% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 11.7% Universal Health International Group Holding Limited 9.1% CVS Health Corporation 10.1% Shanghai No.1 Pharmacy Co., Ltd. 11.6% CVS Health Corporation 8.9% Shanghai No.1 Pharmacy Co., Ltd. -8.0% CVS Health Corporation 11.0% Shanghai No.1 Pharmacy Co., Ltd. NA China Jo-Jo Drugstores, Inc. NMF China Jo-Jo Drugstores, Inc. NMF China Jo-Jo Drugstores, Inc. NA Projected Growth (1-Fiscal Year Revenue) Name Value Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 33.2% Universal Health International Group Holding Limited 22.5% Laobaixing Pharmacy Chain Joint Stock Company 22.1% Zhongzhi Pharmaceutical Holdings Limited 19.7% CVS Health Corporation 16.5% Yifeng Pharmacy Chain Co., Ltd. 15.8% Walgreens Boots Alliance, Inc. 15.7% Beijing Tongrentang Co., Ltd 14.8% Sinopharm Group Co.,Ltd. 14.3% China Nepstar Chain Drugstore Ltd. 6.7% Shanghai No.1 Pharmacy Co., Ltd. NA China Jo-Jo Drugstores, Inc. NA Projected Growth Projected Growth Industry Metric 5 (2-Fiscal Year Revenue) (2-Fiscal Year Adjusted EBITDA) (Metric) Name Value Name Value Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 63.1% Laobaixing Pharmacy Chain Joint Stock Company 86.2% Yifeng Pharmacy Chain Co., Ltd. 48.8% Yifeng Pharmacy Chain Co., Ltd. 73.4% Laobaixing Pharmacy Chain Joint Stock Company 45.8% Zhongzhi Pharmaceutical Holdings Limited 73.1% Zhongzhi Pharmaceutical Holdings Limited 42.2% Walgreens Boots Alliance, Inc. 41.1% Universal Health International Group Holding Limited 37.9% China Nepstar Chain Drugstore Ltd. 38.9% Beijing Tongrentang Co., Ltd 31.8% Sinopharm Group Co.,Ltd. 34.9% Sinopharm Group Co.,Ltd. 31.4% Beijing Tongrentang Co., Ltd 32.7% CVS Health Corporation 27.4% Universal Health International Group Holding Limited 27.0% Walgreens Boots Alliance, Inc. 22.6% CVS Health Corporation 17.3% China Nepstar Chain Drugstore Ltd. 13.4% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. NA Shanghai No.1 Pharmacy Co., Ltd. NA Shanghai No.1 Pharmacy Co., Ltd. NA China Jo-Jo Drugstores, Inc. NA China Jo-Jo Drugstores, Inc. NA

DRAFT Benchmarking Analysis 1 (cont’d) Additional Financial Data 20 Source: Public filings, Capital IQ, Company management 1. No company shown for comparative purposes is identical to the Company Internal Investment Internal Investment (LTM Capital Expenditures to LTM Revenue) (Working Capital to LTM Revenue) Name Value Name Value Zhongzhi Pharmaceutical Holdings Limited 5.8% Beijing Tongrentang Co., Ltd 33.1% Yifeng Pharmacy Chain Co., Ltd. 5.7% China Jo-Jo Drugstores, Inc. 20.6% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 4.9% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 12.2% Beijing Tongrentang Co., Ltd 4.7% Universal Health International Group Holding Limited 10.4% Laobaixing Pharmacy Chain Joint Stock Company 3.0% Sinopharm Group Co.,Ltd. 10.1% China Nepstar Chain Drugstore Ltd. 1.9% China Nepstar Chain Drugstore Ltd. 9.9% CVS Health Corporation 1.5% Yifeng Pharmacy Chain Co., Ltd. 5.9% Walgreens Boots Alliance, Inc. 1.1% Laobaixing Pharmacy Chain Joint Stock Company 5.8% Sinopharm Group Co.,Ltd. 0.6% Shanghai No.1 Pharmacy Co., Ltd. 5.7% China Jo-Jo Drugstores, Inc. 0.5% Zhongzhi Pharmaceutical Holdings Limited 5.3% Universal Health International Group Holding Limited 0.5% CVS Health Corporation 3.8% Shanghai No.1 Pharmacy Co., Ltd. 0.2% Walgreens Boots Alliance, Inc. 1.6% Profitability Relative Depreciation Liquidity Leverage [1] (LTM Adjusted EBITDA to LTM Revenue) (LTM Depr. to LTM Adjusted EBITDA) (Current Ratio as of 3/11/16) (Debt to EV as of 3/11/16) Name Value Name Value Name Value Zhongzhi Pharmaceutical Holdings Limited 21.9% China Jo-Jo Drugstores, Inc. 53.8% Universal Health International Group Holding Limited 3.8 Beijing Tongrentang Co., Ltd 17.4% China Nepstar Chain Drugstore Ltd. 41.0% Beijing Tongrentang Co., Ltd 3.4 Universal Health International Group Holding Limited 14.8% Walgreens Boots Alliance, Inc. 21.1% Laobaixing Pharmacy Chain Joint Stock Company 1.9 Yifeng Pharmacy Chain Co., Ltd. 8.7% Shanghai No.1 Pharmacy Co., Ltd. 20.5% China Nepstar Chain Drugstore Ltd. 1.8 Laobaixing Pharmacy Chain Joint Stock Company 8.2% CVS Health Corporation 17.3% Shanghai No.1 Pharmacy Co., Ltd. 1.8 Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 8.1% Zhongzhi Pharmaceutical Holdings Limited 11.1% Yifeng Pharmacy Chain Co., Ltd. 1.7 CVS Health Corporation 7.9% Yifeng Pharmacy Chain Co., Ltd. 11.0% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 1.6 Walgreens Boots Alliance, Inc. 6.8% Yunnan Hongxiang Yixintang Pharmaceutical Co., Ltd. 11.0% CVS Health Corporation 1.3 China Jo-Jo Drugstores, Inc. 5.7% Sinopharm Group Co.,Ltd. 7.9% Zhongzhi Pharmaceutical Holdings Limited 1.3 Sinopharm Group Co.,Ltd. 4.3% Beijing Tongrentang Co., Ltd 7.2% Sinopharm Group Co.,Ltd. 1.2 Shanghai No.1 Pharmacy Co., Ltd. 3.5% Universal Health International Group Holding Limited 6.1% Walgreens Boots Alliance, Inc. 1.2 China Nepstar Chain Drugstore Ltd. 3.2% Laobaixing Pharmacy Chain Joint Stock Company 0.0% China Jo-Jo Drugstores, Inc. 1.1

Additional Financial Data

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90-Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
On-Going Deals										
1/19/2016	-	Zhaopin Ltd.	$17.50	22.0%	17.3%	17.1%	21.5%	17.2%	15.3%	(0.9%)
1/15/2016	-	Synutra International Inc.	5.91	54.3%	28.9%	18.3%	19.2%	(3.4%)	(5.4%)	(27.5%)
12/14/2015	-	Trina Solar Limited	11.60	21.5%	17.7%	17.0%	20.6%	9.0%	11.4%	(13.0%)
11/2/2015	-	China Ming Yang Wind Power Group Ltd.	2.51	13.1%	19.3%	17.8%	11.2%	(8.5%)	(5.5%)	(34.3%)
10/16/2015	-	Youku Tudou Inc.	27.60	35.1%	53.7%	51.6%	32.0%	31.9%	35.1%	(12.4%)
9/15/2015	-	Jinpan International Limited	4.50	24.3%	11.2%	3.6%	(0.2%)	(5.0%)	(17.6%)	(47.6%)
8/31/2015	-	iKang Healthcare Group, Inc.	17.80	10.8%	9.7%	(0.0%)	(3.0%)	0.1%	(0.8%)	(21.5%)
8/14/2015	-	Country Style Cooking Restaurant Chain Co. Ltd.	5.23	18.9%	10.2%	3.0%	0.9%	(0.3%)	(4.4%)	(29.8%)
8/3/2015	-	eLong Inc.	18.00	24.1%	20.3%	(8.6%)	(7.7%)	(5.7%)	(5.5%)	(33.9%)
8/3/2015	-	Global-Tech Advanced Innovations	8.85	195.0%	162.9%	150.1%	146.1%	74.2%	73.4%	0.6%
7/21/2015	-	Mecox Lane Limited	4.00	17.6%	11.9%	11.3%	9.3%	10.2%	7.2%	(14.7%)
7/9/2015	-	YY Inc.	68.50	17.4%	(1.2%)	2.2%	8.3%	3.5%	(2.7%)	(28.9%)
7/9/2015	-	E-Commerce China Dangdang Inc.	7.81	20.0%	(15.9%)	(16.6%)	(15.6%)	(19.8%)	(29.8%)	(52.4%)
6/29/2015	-	Kongzhong Corp.	8.56	21.8%	11.5%	19.7%	27.0%	32.1%	27.3%	(7.9%)
6/23/2015	-	Momo Inc.	18.90	20.5%	147.0%	167.9%	183.4%	34.6%	11.2%	(5.0%)
6/22/2015	-	China Information Technology, Inc.	4.43	31.1%	18.1%	12.8%	13.0%	13.4%	8.2%	(39.7%)
6/19/2015	-	AirMedia Group Inc.	6.00	70.5%	10.8%	30.2%	31.3%	46.2%	52.3%	(22.1%)
6/17/2015	-	Qihoo 360 Technology Co. Ltd.	77.00	16.6%	30.3%	31.6%	39.2%	29.4%	12.0%	(26.5%)
6/15/2015	-	iDreamSky Technology Limited	14.00	(3.8%)	24.5%	39.8%	41.5%	11.7%	(6.8%)	(46.1%)
6/12/2015	-	Bona Film Group Limited	13.70	6.5%	20.4%	28.7%	34.6%	45.5%	55.2%	3.2%
6/11/2015	-	Homeinns Hotel Group	35.80	18.7%	29.0%	36.4%	36.8%	31.3%	23.9%	(2.8%)
6/10/2015	-	Renren Inc.	4.20	2.2%	13.7%	24.6%	29.7%	35.5%	32.5%	(5.6%)
6/10/2015	-	21Vianet Group, Inc.	23.00	15.5%	48.2%	36.4%	35.1%	28.1%	16.1%	(28.9%)
6/9/2015	-	E-House China Holdings Limited	6.64	(1.0%)	4.5%	8.4%	6.0%	(9.9%)	(21.5%)	(46.8%)
6/5/2015	-	JA Solar Holdings Co., Ltd.	9.69	19.9%	2.6%	1.7%	4.3%	10.2%	5.9%	(14.3%)
6/4/2015	-	Mindray Medical International Limited	28.00	1.9%	(3.1%)	(2.3%)	(2.4%)	(2.6%)	(4.2%)	(17.2%)
6/1/2015	-	Taomee Holdings Ltd.	3.77	26.1%	17.3%	20.9%	14.0%	6.4%	(6.9%)	(31.8%)
4/27/2015	-	China Cord Blood Corporation	6.40	(11.4%)	7.6%	11.0%	13.2%	17.5%	21.8%	(11.6%)
4/20/2015	-	Xueda Education Group	5.50	95.0%	86.4%	94.1%	100.2%	89.7%	76.7%	(2.8%)
3/3/2015	-	Jiayuan.com International Ltd.	7.56	62.9%	58.7%	60.6%	52.4%	39.4%	26.8%	(14.6%)
Mean				28.9%	29.1%	29.6%	30.1%	18.7%	13.4%	(21.2%)
Median				20.0%	17.5%	18.0%	19.9%	12.5%	9.7%	(19.4%)
High				195.0%	162.9%	167.9%	183.4%	89.7%	76.7%	3.2%
Low				(11.4%)	(15.9%)	(16.6%)	(15.6%)	(19.8%)	(29.8%)	(52.4%)
China Nepstar Chain Drugstore Ltd.			$2.62	19.1%	(0.9%)	(1.5%)	3.0%	14.6%	15.2%	(20.6%)

Source: Capital IQ, Company Filings
Note:
1. *As of announcement date or any revised offers received after announcement date*
2. *VWAP refers to Volume Weighted Average Price*
3. *52-Week High intraday ADS price prior to going private announcement*

DRAFT

HOULIHAN LOKEY | 21

Additional Financial Data

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium						
				1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90-Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
Closed Deals										
1/27/2014	11/18/2015	Shanda Games Limited	$6.90	22.1%	43.1%	51.8%	54.3%	56.5%	62.1%	6.2%
4/13/2015	11/18/2015	Sungy Mobile Limited	4.90	8.9%	19.9%	11.0%	4.9%	(30.2%)	(51.5%)	(76.8%)
5/18/2015	8/10/2015	China Mobile Games and Entertainment Group Limited	21.50	5.5%	3.6%	8.1%	12.3%	1.4%	(99.9%)	(27.6%)
1/2/2015	7/28/2015	Perfect World Co., Ltd.	20.00	26.9%	20.3%	10.2%	5.4%	4.4%	(0.6%)	(23.8%)
5/22/2013	12/2/2014	Le Gaga Holdings Ltd	4.06	21.6%	22.0%	16.6%	15.7%	10.0%	7.7%	(21.9%)
4/28/2012	11/26/2014	Sino Gas International Holdings, Inc.	1.30	306.3%	297.8%	271.4%	244.4%	258.2%	196.0%	176.6%
3/10/2014	11/18/2014	Montage Technology Group Limited	22.60	31.7%	28.0%	24.4%	25.8%	n.a.	n.a.	n.a.
2/17/2014	9/29/2014	Chindex International Inc.	24.00	39.9%	44.5%	44.9%	45.5%	44.0%	51.9%	24.9%
9/30/2013	9/24/2014	Charm Communications Inc.	4.70	17.2%	14.3%	13.2%	9.2%	5.2%	4.7%	(21.7%)
6/6/2013	8/29/2014	iSoftStone Holdings Limited	5.70	17.8%	26.4%	25.6%	22.1%	21.1%	17.9%	(19.6%)
12/24/2013	7/30/2014	Noah Education Holdings Ltd.	2.85	26.7%	21.5%	26.3%	33.5%	50.7%	54.7%	11.3%
11/25/2013	7/18/2014	Giant Interactive Group, Inc.	12.00	18.5%	31.5%	33.7%	37.4%	47.7%	58.2%	5.0%
2/10/2014	7/17/2014	AutoNavi Holdings Limited	21.00	27.0%	38.6%	40.0%	36.1%	46.1%	52.2%	(0.9%)
9/4/2013	7/9/2014	China Hydroelectric Corporation	3.51	57.4%	62.5%	54.4%	48.0%	60.2%	72.0%	8.0%
10/15/2012	7/3/2014	Yongye International, Inc.	7.10	48.2%	58.3%	74.1%	83.3%	98.4%	86.2%	20.3%
10/12/2012	5/30/2014	Ninetowns Internet Technology Group Company Limited	2.00	85.2%	79.4%	81.9%	73.7%	62.7%	62.7%	(2.4%)
6/20/2013	4/23/2014	ChinaEdu Corporation	7.00	19.9%	17.9%	13.2%	14.0%	15.7%	18.3%	(16.3%)
11/2/2012	4/14/2013	Trunkbow International Holdings, Ltd.	1.46	24.8%	48.6%	54.8%	49.3%	6.6%	1.1%	(39.4%)
5/20/2013	3/27/2014	Pactera Technology International Ltd.	7.30	38.8%	34.5%	19.9%	14.0%	8.1%	2.5%	(33.0%)
3/12/2013	3/28/2014	Camelot Information Systems Inc.	1.85	23.3%	27.6%	53.7%	51.5%	20.7%	(20.0%)	(54.5%)
1/20/2012	1/15/2014	AsiaInfo-Linkage, Inc.	12.00	21.0%	50.8%	43.2%	38.7%	(0.1%)	(13.9%)	(47.6%)
3/11/2013	12/23/2013	Simcere Pharmaceutical Group.	9.66	21.4%	23.1%	22.7%	21.6%	21.3%	18.3%	2.0%
8/13/2012	7/30/2013	LJ International Inc.	2.00	24.2%	21.4%	29.2%	17.6%	4.7%	(4.1%)	(31.3%)
9/26/2012	7/5/2013	7 Days Group Holdings Limited	13.80	30.6%	43.2%	45.3%	42.5%	24.3%	15.6%	(21.1%)
10/3/2012	6/27/2013	Feihe International, Inc.	7.40	21.3%	23.6%	14.9%	22.9%	42.8%	47.9%	(20.4%)
3/27/2012	6/27/2013	Zhongpin, Inc.	13.50	46.6%	46.5%	38.6%	40.3%	44.7%	24.4%	(22.0%)
9/12/2012	5/30/2013	3SBio Inc.	16.70	44.1%	45.7%	39.6%	33.8%	33.6%	37.2%	8.9%
8/13/2012	5/23/2013	Focus Media Holding Ltd.	27.50	17.6%	36.6%	33.9%	28.2%	28.2%	26.2%	(16.5%)
2/15/2013	5/17/2013	China Shenghuo Pharmaceutical Holdings, Inc.	0.16	18.5%	61.5%	42.8%	46.0%	(33.0%)	(36.6%)	(78.1%)
9/7/2012	4/8/2013	Syswin Inc.	2.05	28.1%	45.7%	39.9%	43.5%	112.5%	103.3%	(12.4%)
7/6/2012	3/28/2013	ShangPharma Corporation	9.00	30.8%	44.8%	34.2%	20.4%	13.0%	4.8%	(26.5%)
5/9/2012	2/6/2013	China Nuokang Bio-Pharmaceutical Inc.	5.80	56.8%	74.0%	95.9%	102.9%	41.3%	37.3%	(1.4%)
5/21/2012	12/28/2012	Yucheng Technologies Limited	3.90	26.4%	28.0%	32.4%	42.5%	52.7%	43.5%	0.8%
11/3/2010	12/27/2012	Fushi Copperweld, Inc.	9.50	4.4%	1.6%	8.0%	9.4%	(2.0%)	0.0%	(26.6%)
4/2/2012	12/11/2012	Winner Medical Group Inc.	4.50	32.3%	29.2%	40.1%	46.4%	31.7%	12.7%	(15.1%)
1/9/2012	11/9/2012	Pansoft Company Limited	4.15	106.5%	83.2%	93.2%	79.6%	36.7%	27.4%	(16.0%)

Source: Capital IQ, Company Filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price
3. 52-Week High intraday ADS price prior to going private announcement
NA refers to not available figure

DRAFT

HOULIHAN LOKEY | 22

Additional Financial Data

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

Closed Deals (cont.)

5/3/2012	11/2/2012	China Mass Media Corp.	$5.00	115.5%	133.1%	38.9%	(3.2%)	(35.0%)	(38.2%)	(80.8%)
2/21/2012	10/31/2012	China TransInfo Technology Corp.	5.80	12.6%	26.6%	40.0%	52.6%	67.7%	47.7%	11.5%
2/24/2012	10/17/2012	Gushan Environmental Energy Limited	1.65	34.1%	28.1%	27.7%	10.0%	(13.6%)	(31.8%)	(66.7%)
1/6/2012	5/15/2012	Jingwei International Limited	2.20	64.2%	66.6%	57.0%	48.2%	8.3%	(5.7%)	(46.5%)
10/28/2011	4/20/2012	China Real Estate Information Corporation	5.73	6.1%	20.1%	7.0%	(5.8%)	(13.3%)	(21.8%)	(46.3%)
11/14/2011	4/17/2012	China GrenTech Corp. Ltd.	3.15	23.0%	34.3%	42.4%	45.7%	18.4%	11.6%	(14.9%)
10/17/2011	2/14/2012	Shanda Interactive Entertainment Ltd.	41.35	23.5%	26.6%	25.1%	20.6%	2.3%	2.5%	(23.7%)
3/7/2011	11/4/2011	China Fire & Security Group, Inc.	9.00	43.8%	52.4%	40.1%	28.1%	12.1%	(13.5%)	(45.4%)
10/11/2010	11/3/2011	Harbin Electric, Inc.	24.00	20.2%	36.3%	35.1%	37.7%	24.8%	22.3%	(7.7%)
1/28/2011	9/16/2011	China Security & Surveillance Technology, Inc.	6.50	33.2%	30.1%	26.1%	21.3%	24.9%	11.9%	(26.9%)
3/25/2011	8/25/2011	Funtalk China Holdings Limited	7.20	17.1%	34.2%	30.6%	26.7%	2.9%	3.9%	(17.5%)
11/11/2010	8/19/2011	Chemspec International Limited	8.10	28.2%	29.2%	27.0%	22.8%	10.4%	14.2%	(10.5%)
6/27/2011	8/11/2011	Tiens Biotech Group (USA), Inc.	1.72	67.0%	44.2%	31.5%	27.6%	21.5%	16.5%	(13.1%)
4/8/2010	4/15/2011	Tongjitang Chinese Medicines Company	4.50	19.0%	22.3%	21.9%	21.0%	17.9%	18.4%	(11.8%)
Mean				**37.3%**	**42.6%**	**39.8%**	**36.8%**	**28.6%**	**22.6%**	**(16.1%)**
Median				**26.0%**	**32.9%**	**33.8%**	**28.2%**	**21.3%**	**16.5%**	**(17.5%)**
High				**306.3%**	**297.8%**	**271.4%**	**244.4%**	**258.2%**	**196.0%**	**176.6%**
Low				**4.4%**	**1.6%**	**7.0%**	**(5.8%)**	**(35.0%)**	**(51.5%)**	**(80.8%)**
Overall										
Mean				**34.2%**	**37.6%**	**36.1%**	**34.3%**	**25.0%**	**19.2%**	**(18.0%)**
Median				**23.2%**	**28.0%**	**29.0%**	**26.9%**	**18.4%**	**12.7%**	**(17.5%)**
High				**306.3%**	**297.8%**	**271.4%**	**244.4%**	**258.2%**	**196.0%**	**176.6%**
Low				**(11.4%)**	**(15.9%)**	**(16.6%)**	**(15.6%)**	**(35.0%)**	**(51.5%)**	**(80.8%)**
China Nepstar Chain Drugstore Ltd.			**$2.62**	**19.1%**	**(0.9%)**	**(1.5%)**	**3.0%**	**14.6%**	**15.2%**	**(20.6%)**

Source: Capital IQ, Company Filings

Note:

1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price
3. 52-Week High intraday ADS price prior to going private announcement

DRAFT

HOULIHAN LOKEY | 23

Additional Financial Data

Price Revision Data for Going-Private Transactions

Announcement Date	Company	Domiciled Location	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
6/11/2015	Homeinns Hotel Group	Cayman	6/11/2015	$32.81	12/72015	$35.80	9.1%	1
11/20/2015	Global-tech Advanced Innovations*	BVI	8/3/2015	8.75	11/20/2015	8.85	1.1%	1
6/9/2015	E-House China Holdings Limited*	Cayman	6/9/2015	7.38	11/3/2015	6.64	(10.0%)	1
3/3/2015	Jiayuan.com International Ltd.*	Cayman	3/3/2015	5.37	6/9/2015	7.20	34.1%	1
6/4/2015	Mindray Medical International Limited	Cayman	6/4/2015	30.00	10/22/2015	28.00	(6.7%)	2
5/22/2013	Le Gaga Holdings Ltd	Cayman	5/22/2013	4.01	7/30/2014	4.06	1.2%	1
4/28/2012	Sino Gas International Holdings, Inc.	Utah	4/28/2012	0.48	3/28/2014	1.30	170.8%	3
3/10/2014	Montage Technology Group Limited	Cayman	3/10/2014	21.50	6/11/2014	22.60	5.1%	1
2/17/2014	Chindex International Inc.	Delaware	2/17/2014	19.50	4/21/2014	24.00	23.1%	1
6/6/2013	iSoftStone Holdings Limited	Cayman	6/6/2013	5.85	11/4/2013	5.70	(2.6%)	1
12/24/2013	Noah Education Holdings Ltd.	Cayman	12/24/2013	2.80	4/2/2014	2.85	1.8%	1
11/25/2013	Giant Interactive Group, Inc.	Cayman	11/25/2013	11.75	4/17/2014	12.00	2.1%	1
9/4/2013	China Hydroelectric Corporation	Cayman	9/4/2013	2.97	1/13/2014	3.51	18.2%	2
10/15/2012	Yongye International, Inc.	Nevada	10/15/2012	6.60	4/9/2014	7.10	7.6%	4
5/20/2013	Pactera Technology International Ltd.	Cayman	5/20/2013	7.50	10/28/2013	7.30	(2.7%)	2
3/11/2013	Simcere Pharmaceutical Group.	Cayman	3/11/2013	9.56	8/28/2013	9.66	1.0%	1
9/26/2012	7 Days Group Holdings Limited	Cayman	9/26/2012	12.70	3/1/2013	13.80	8.7%	1
9/12/2012	3SBio Inc.	Cayman	9/12/2012	15.00	4/23/2014	16.70	11.3%	2
8/13/2012	Focus Media Holding Ltd.	Cayman	8/13/2012	27.00	3/25/2013	27.50	1.9%	1
2/15/2013	China Shenghuo Pharmaceutical Holdings, Inc.	Delaware	2/15/2013	0.15	4/16/2013	0.16	6.7%	1
9/7/2012	Syswin Inc.	Cayman	9/7/2012	2.00	12/24/2012	2.05	2.5%	1
5/21/2012	Yucheng Technologies Limited	BVI	5/21/2012	3.80	8/13/2012	3.90	2.6%	1
11/3/2010	Fushi Copperweld, Inc.	Nevada	11/3/2010	11.50	12/28/2011	9.50	(17.4%)	2
1/9/2012	Pansoft Company Limited	BVI	1/9/2012	3.76	5/17/2012	4.15	10.4%	1
2/21/2012	China TransInfo Technology Corp.	Nevada	2/21/2012	5.65	6/8/2012	5.80	2.7%	1
2/24/2012	Gushan Environmental Energy Limited	Cayman	2/24/2012	1.60	9/13/2012	1.65	3.1%	2
1/6/2012	Jingwei International Limited	Nevada	1/6/2012	1.56	2/9/2012	2.20	41.0%	1
11/14/2011	China GrenTech Corp. Ltd.	Cayman	11/14/2011	3.10	1/12/2012	3.15	1.6%	1
3/25/2011	Funtalk China Holdings Limited	Cayman	3/25/2011	7.10	5/11/2011	7.20	1.4%	1
11/11/2010	Chemspec International Limited	Cayman	11/11/2010	8.00	3/9/2011	8.10	1.3%	1

	Final Offer Price	% Change	# of Revisions
High	$35.80	170.8%	4
Low	$0.16	(17.4%)	1
Mean	$9.75	11.0%	1
Median	$7.15	2.6%	1

Source: Public filings, Capital IQ
*Denotes on-going transaction

DRAFT

HOULIHAN LOKEY | 24

Appendices Disclaimer

DRAFT Disclaimer Disclaimer 26 This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Special Committee of the Board of Directors (the “Committee”) of Nepstar Chain Drugstore Ltd . (“ Nepstar ” or the “Company”) by Houlihan Lokey in connection with the Committee’s consideration of a potential transaction (the “Transaction”) involving the Company . This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith . Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials . 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